SECURITY AGREEMENT

For good and valuable consideration, Roger Lund and Cord Beatty (together, “Pledgors”), hereby make and deliver this Security Agreement (this “Agreement”) in favor of ZAGG, Inc. a Utah corporation (“Pledgee”), and hereby agree as follows:

1. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Brighton Partners, LLC and/or Uinta Equity Partners, LLC to Pledgee as evidenced by or arising under that certain Secured Promissory Note dated March __, 2008, and including, without limitation, all principal and interest payable under such Note, any future advances added to the principal amount due thereunder, and all attorneys’ fees, costs and expenses incurred by Pledgee in the collection or enforcement of the same (collectively, the “Obligations”), Pledgors hereby pledge, assign and grant to Pledgee a continuing security interest and lien in all of Pledgors’ right, title and interest in and to one hundred percent (100%) of Pledgors’ membership interests in Brighton Partners, LLC, a Utah limited liability company, which are now or shall hereafter be issued and outstanding in the name or names of Pledgors (the “Collateral”). The terms of this Agreement with respect to Pledgors’ granting of a security interest in the Collateral to Pledgee shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with Pledgee as the secured party.

2. Perfection. Upon the execution and delivery of this Agreement, Pledgors authorize Pledgee to file such financing statements and other documents in such offices as shall be necessary or as Pledgee may reasonably deem necessary to perfect and establish the priority of the liens granted by this Agreement. Pledgors agree, upon Pledgee’s request, to take all such actions as shall be necessary or as Pledgee may reasonably request to perfect and establish the priority of the liens granted by this Agreement.

3. Covenant of Pledgors. For so long as any Obligations remain outstanding, Pledgors shall not sell, assign, encumber, pledge, hypothecate, transfer or otherwise dispose of any of the Collateral.

4. Rights and Remedies of Pledgee. Upon the occurrence of an event of default under any of the Obligations, then, in addition to all other rights and remedies at law or in equity, Pledgee may exercise any one or more of the following rights and remedies:

a. Receive any dividends or other payments payable to the owners of the Collateral and exercise all voting, consensual, and other rights pertaining thereto.

b. Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code; and

c. Pursue any other rights or remedies available to Pledgee at law or in equity.
5. Obligations Without Recourse To Pledgors. Pledgors shall not be personally liable for the payment of any principal, interest or other sum due under the Obligations or for any deficiency judgment that Pledgee may obtain following the foreclosure of the security interest granted hereby, and Pledgee’s sole recourse against Pledgors for any default under the Obligations shall be limited to the Collateral.

6. Representation of Counsel. Pledgors acknowledge that they have consulted with or have had the opportunity to consult with their legal counsel prior to executing this Agreement. This Agreement has been freely negotiated by Pledgors and Pledgee and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

7. Choice of Laws. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Utah, without regard to the choice of law principles of said State.

8.  Miscellaneous.

a. This Agreement shall be binding upon Pledgors and shall inure to the benefit of Pledgee and its successors, assigns, heirs, and legal representatives.

b. Any failure or delay by Pledgee to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c. Any provision of this Agreement that is unenforceable shall be severed from this Agreement to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Agreement.

d. In the event of any action at law or in equity to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the unsuccessful party.

e. This Agreement may not be modified or amended in any respect except in a writing executed by the party to be charged.

IN WITNESS WHEREOF, this Agreement has been executed effective February 27, 2008.

“Pledgors”:

ROGER LUND

CORD BEATTY